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    If you are not the holder of record as of the record date, you must obtain an irrevocable proxy from the holder of record as of the record date to grant your consent validly. Attached is a form of irrevocable proxy that may be used for that purpose.

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  PLEASE SIGN THIS TO IRREVOCABLY TRANSFER YOUR CONSENT TO A SUBSEQUENT HOLDER
  OF PREFERRED STOCK WHO WAS NOT A HOLDER OF RECORD ON             , 2002

                               IRREVOCABLE PROXY

                WITH RESPECT TO SHARES OF THE         CUMULATIVE
                    PREFERRED STOCK, PAR VALUE $50 PER SHARE

                                       OF

                             ILLINOIS POWER COMPANY

                  THE UNDERSIGNED HEREBY IRREVOCABLY APPOINTS

                            __________________________
                       (Type or print name of transferee)

as attorney and proxy, with full power of substitution, to grant consent to the proposed amendment to IPC's articles of incorporation to eliminate a provision that restricts IPC's ability to issue or assume unsecured debt with respect to the shares indicated below which were held of record by the undersigned as of
            , 2002.

    This proxy shall be effective whether or not the shares indicated below are tendered in the tender offer.

    This instrument supersedes and revokes any and all previous appointments of proxies or consents heretofore made by the undersigned with respect to the shares indicated below as to any and all matters. THIS PROXY IS IRREVOCABLE AND IS COUPLED WITH AN INTEREST.

    All authority conferred or agreed to be conferred herein shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, legal and personal representatives, successors in interest and assigns of the undersigned.

    SIGNATURE ___________________________________________     DATE ____________,
                                     2002.
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